The Simply Good Foods Company Reports Fiscal Second Quarter 2026
Financial Results and Updates Fiscal Year 2026 Outlook

Denver, CO, April 9, 2026 - The Simply Good Foods Company (Nasdaq: SMPL) (“Simply Good Foods,” or the “Company”), a leader in the Nutritional Snacking Category, today reported financial results for the thirteen and twenty-six weeks ended February 28, 2026.

Second Quarter Summary:(1)
•Net sales of $326.0 million versus $359.7 million
•Net loss of $159.7 million versus net income of $36.7 million
•Loss per diluted share of $1.73 versus earnings per diluted share of $0.36
•Adjusted Diluted EPS(2) of $0.45 versus $0.46
•Adjusted EBITDA(3) of $55.5 million versus $68.0 million

Updating Fiscal Year 2026(4) Outlook:
•Net sales expected to range between $1.31 and $1.35 billion, or -10% to -7% year-over-year
•Gross margins expected to decline between 300 and 350 basis points year-over-year
•Adjusted EBITDA expected to range between $217 and $225 million, or -22% to -19% year-over-year

“I want to make it quite clear that we are not satisfied with our current performance,” said Joe Scalzo, President and Chief Executive Officer of Simply Good Foods. "Our recent results have not met our expectations, and we have taken immediate and fundamental actions to turnaround both our financial performance and our in-market performance."

Scalzo continued, “The long-term fundamentals of our category, our portfolio and our company capabilities are compelling, but in the near-term our organization must focus on three priorities, which are strengthening our business model economics by improving our cost structure and margins, ensuring consistency in our strategic choices driving organizational clarity and efficiency, and rebuilding brand investment behind superior marketing execution to drive household penetration."

Second Quarter 2026 Results

Net sales of $326.0 million decreased 9.4% versus the comparable year ago period, driven by declines for Atkins and OWYN of 26.6% and 16.8%, respectively, and only partially offset by Quest growth of 0.3%. The Company's net sales performance was largely driven by poor retail takeaway relative to what we experienced in the first quarter. Quarter over quarter Quest consumption was affected by slower base velocity in chips and bars. OWYN consumption declined year over year due to lapping the heavy promotional period in the prior year and poor base velocities, including on newly expanded distribution.

Total Simply Good Foods retail takeaway(5) decreased about 6.4% driven by a growth for Quest of 2.4% and a decline for OWYN of 2.4%, while Atkins declined 23.4%, which was largely as expected for the brand.

Gross profit of $103.0 million decreased 20.8% versus the comparable year ago period, driven by inflationary costs, most notably cocoa, and tariffs. Gross margin was 31.6%, a decline of 460 basis points versus prior year, largely reflecting higher input costs and some one-time effects from actions taken to mitigate OWYN product quality issues. Excluding $3.9 million of one-time OWYN integration expenses in the current year period and a $0.4 million non-cash inventory purchase accounting step-up adjustment expense related to the OWYN acquisition that occurred in the comparable prior year period, gross margin was 32.8%, a 350 basis point decline versus the comparable year ago period.

Selling and marketing expenses of $28.2 million decreased 19.7% versus the comparable year ago period driven by planned declines for Atkins, which more than offset increases to support growth for Quest and OWYN.

General and administrative ("G&A") expenses of $34.9 million decreased 3.2% versus the comparable year ago period. Excluding for the current period $4.5 million in restructuring costs, integration expenses of $0.8 million, and term loan transaction fees of $0.2 million and for the prior year period integration expenses of $2.0 million and term loan transaction fees of $0.7 million, G&A declined 12.0% to $29.3 million.

As part of the Company's process to evaluate the carrying value of our brands, we recognized an aggregate $249.0 million non-cash, impairment charge related to the Atkins brand and OWYN brand intangible assets. The impairment is largely the result of a challenging fiscal year 2026 and updated projections of future revenue.

Net interest expense of $5.0 million reflected a 12.1% decrease versus the comparable year ago period due to lower interest rates.

The effective tax rate was 26.8%.

Net loss of $159.7 million compared to net income of $36.7 million for the comparable year ago period.

Adjusted EBITDA of $55.5 million decreased 18.4% versus the comparable year ago period.

Reported loss per diluted share was $1.73 versus reported earnings per diluted share of $0.36 in the comparable year ago period.

Adjusted diluted EPS was $0.45 versus $0.46 in the comparable year ago period.

Weighted average diluted shares outstanding of 92.3 million declined modestly versus the comparable year ago period, reflecting share repurchases.

Year-to-Date Second Quarter Fiscal Year 2026 Highlights vs. Year-to-date Second Quarter 2025

Net sales of $666.2 million decreased 5.0% versus the comparable year ago period, driven by declines for Atkins and OWYN of 21.6% and 10.2%, respectively, and offset by Quest growth of 4.7%. Atkins declines were largely as expected. OWYN's net sales decline was the result of a product quality issue, lapping the heavy promotional period in the prior year and poor base velocities, including on newly expanded distribution.

Total Simply Good Foods retail takeaway decreased about 2.6% driven by growth for Quest and OWYN of 6.9% and 6.3%, respectively, while Atkins declined 21.3%, largely as expected.

Gross profit of $212.9 million decreased 18.3% versus the comparable year ago period, driven by elevated input inflation, including the higher tariff expenses. Productivity was a modest offset. Gross margin was 32.0%, a 520 basis point decline versus the comparable year ago period, driven by elevated input costs which were only partially offset by productivity and mix. Excluding $6.5 million of one-time OWYN integration expenses in the current year period and a $1.4 million non-cash inventory purchase accounting step-up adjustment expense related to the OWYN acquisition that occurred in the comparable prior year period, gross margin was 32.9%, a 450 basis point decline versus the comparable year ago period.

Selling and marketing expenses of $57.8 million decreased 15.0% versus the comparable year ago period driven by planned marketing declines for Atkins, which more than offset increases to support growth for Quest and OWYN.

G&A expenses of $72.9 million decreased 1.6% versus the comparable year ago period. Excluding in the current year period restructuring costs of $4.5 million, integration expenses of $4.1 million, and term loan transaction fees of $3.0 million and in the prior year period integration expenses of $6.9 million and term loan transaction fees of $0.7 million, G&A declined 7.9% to $61.2 million.

Net interest expense of $8.7 million reflected a 31.3% decrease versus the comparable year ago period due to lower interest rates.

As part of the Company's process to evaluate the carrying value of our brands, we recognized an aggregate $249.0 million non-cash, impairment charge related to the Atkins brand and OWYN brand intangible assets. The impairment is largely the result of a challenging fiscal year 2026 and updated projections of future revenue.

The effective tax rate was 27.0%.

Net loss of $134.4 million compared to net income of $74.9 million versus the comparable year ago period.

Adjusted EBITDA of $111.1 million decreased 19.5% versus the comparable year ago period.

Reported loss per diluted share was $1.41 versus reported earnings per share of $0.74 in the comparable year ago period.

Adjusted Diluted EPS was $0.84 versus $0.95 in the comparable year ago period.

Weighted average diluted shares outstanding of 95.5 million declined modestly versus the comparable year ago period, reflecting share repurchases.

Balance Sheet and Cash Flow

At the end of the second quarter of fiscal year 2026, the Company had cash of $107.4 million and an outstanding principal balance on its term loan of $400.0 million, bringing the Company's quarter-end trailing twelve-month Net Debt to Adjusted EBITDA ratio to 1.2x(6). Higher cash and debt balances reflect the Company's strategic decision to borrow an additional $150.0 million concurrently with a three-year extension of the Company's existing credit facilities, which closed in November 2025. Year-to-date cash flow from operations was about $58.2 million versus $63.3 million in the comparable year ago period. Capital expenditures were approximately $7.6 million.

During the quarter, the Company repurchased approximately 4.6 million shares of its common stock for approximately $89 million.

Fiscal Year 2026 Outlook

The Company is updating its previously provided outlook for fiscal year 2026:

•Net Sales expected to range between $1.31 to $1.35 billion, or -10% to -7% year-over-year
•Gross Margins expected to decline between 300 and 350 basis points year-over-year
•Adjusted EBITDA expected to range between $217 to $225 million, or -22% to -19% year-over-year

The company continues to expect net interest expense in the range of $19 to $21 million and an effective tax rate of approximately 25%. Finally, given the impact of year-to-date share repurchases, the company now expects a weighted average diluted share count of approximately 92 million shares.

For the third quarter of fiscal year 2026:

•The company expects Net Sales to range between $329 to $338 million, or -14% to -11% year-over-year
•Adjusted EBITDA expected to range from $46 to $50 million, or -38% to -32% year-over-year

The foregoing outlook assumes current economic conditions, consumer purchasing behavior and prevailing tariff rates remain generally consistent across the Company's fiscal year.

________________________________
(1) All comparisons for the second quarter ended February 28, 2026, versus the comparable year-ago period ended March 1, 2025.
(2) Adjusted Diluted Earnings Per Share is a non-GAAP financial measure. The Company excludes restructuring costs, acquisition-related costs, such as Business Transaction costs, integration expense and depreciation and amortization expense in calculating Adjusted Diluted Earnings Per Share. Please refer to "Reconciliation of Adjusted Diluted Earnings Per Share" in this press release for an explanation and reconciliation of this non-GAAP financial measure.
(3) Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is a non-GAAP financial measure. Please refer to the "Reconciliation of EBITDA and Adjusted EBITDA" in this press release for an explanation and reconciliation of this non-GAAP financial measure.
(4) The Company does not provide a forward-looking reconciliation of expected Fiscal Year 2026 Adjusted EBITDA to Net Income, the most directly comparable GAAP financial measure, because we are unable to provide such a reconciliation without unreasonable effort due to the unavailability of reliable estimates for certain components of consolidated net income and the respective reconciliations, and the inherent difficulty of predicting what the changes in these components will be throughout the fiscal year. As these items may vary greatly between periods, we are unable to address the probable significance of the unavailable information, which could significantly affect our future financial results.
(5) Combined Quest, Atkins, and OWYN Circana MULO++C and Company unmeasured channel estimate for the 13-weeks ending March 1, 2026, vs. the comparable 13-week year ago period.
(6) Net Debt to Adjusted EBITDA is a non-GAAP financial measure which Simply Good Foods defines as the total debt outstanding under our credit agreement with Barclays Bank PLC and other parties ("Credit Agreement"), reduced by cash and cash equivalents, and divided by the Company's trailing twelve month Adjusted EBITDA, as previously defined. The Company does not provide a forward-looking reconciliation of Net Debt to Adjusted EBITDA to Net Debt to Consolidated Net Income, the most directly comparable GAAP financial measures, expected for Fiscal Year 2026, because we are unable to provide such a reconciliation without unreasonable effort due to the unavailability of reliable estimates for certain components of consolidated net income and the respective reconciliations, and the inherent difficulty of predicting what the changes in these components will be throughout the fiscal year. As these items may vary greatly between periods, we are unable to address the probable significance of the unavailable information, which could significantly affect our future financial results.

Conference Call and Webcast Information
The Company will host a conference call with members of the executive management team to discuss these results today, Thursday, April 9, 2026, at 6:30 a.m. Mountain time (8:30 a.m. Eastern time). Investors interested in participating in the live call can dial 877-407-0792 from the U.S. or 201-689-8263 from international locations. A live webcast will be available via the "Investors" section of the Company's website at www.thesimplygoodfoodscompany.com. A telephone replay will be available approximately two hours after the call concludes and will remain accessible through April 16, 2026, by dialing 844-512-2921 from the U.S., or 412-317-6671 from international locations, and entering confirmation code 13758838.

About The Simply Good Foods Company
The Simply Good Foods Company (Nasdaq: SMPL), headquartered in Denver, Colorado, is a consumer packaged food and beverage company with ambitious goals to raise the bar on what food can be with trusted brands and innovative nutritious snacking products. Within our portfolio of trusted brands (Quest™, Atkins™, and OWYN™), we offer a wide variety of nutritional snacks and beverages, including high protein chips, bars, ready-to-drink (RTD) shakes, and powders, and low sugar, low carb sweets and baked goods. We are a leader of the nutritious snacking movement, poised to expand our healthy lifestyle platform through innovation-driven organic growth and external investment opportunities. To learn more, visit www.thesimplygoodfoodscompany.com.

Investor Contact
Matt Siler
Vice President, Investor Relations and Treasury
The Simply Good Foods Company
msiler@simplygoodfoodsco.com

Forward Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by or include words such as “will”, “expect”, “intends” or other similar words, phrases or expressions. These statements relate to future events or our future financial or operational performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We caution you that these forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not place undue reliance on forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. These risks and uncertainties relate to, among other things, our operations being dependent on changes in consumer preferences and purchasing habits regarding our products, a global supply chain and effects of supply chain constraints, inflationary pressure and tariffs on us and our contract manufacturers, our ability to continue to operate at a profit or to maintain our margins, the sufficiency of our sources of liquidity and capital, our ability to maintain current operation levels and implement our growth strategies, our ability to maintain and gain market acceptance for our products or new products, our ability to capitalize on attractive opportunities, our ability to respond to competition and changes in the economy including changes regarding inflation and increasing ingredient and packaging costs and labor challenges due to tariffs or other challenges at our contract manufacturers and third party logistics providers, the amounts of or changes with respect to certain anticipated raw materials and other costs, difficulties and delays in achieving the synergies and cost savings in connection with acquisitions, changes in the business environment in which we operate including general financial, economic, capital market, regulatory and geopolitical conditions affecting us and the industry in which we operate, our ability to maintain adequate product inventory levels to timely supply customer orders, changes in taxes, tariffs, duties, governmental laws and regulations, the availability of or competition for other brands, assets or other opportunities for investment by us or to expand our business, competitive product and pricing activity, difficulties of managing growth profitably, the effect pandemics or other global disruptions on our business, financial condition and results of operations, the loss of one or more members of our management team, potential for increased costs, the harm to our business resulting from unauthorized access of the information technology systems we use in our business, and other risks and uncertainties indicated in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission from time to time. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

The Simply Good Foods Company and Subsidiaries
Consolidated Balance Sheets
(Unaudited, dollars in thousands, except share and per share data)

	February 28, 2026	August 30, 2025
Assets
Current assets:
Cash	$107,444	$98,468
Accounts receivable, net	123,517	164,978
Inventories	189,780	167,217
Prepaid expenses	5,310	7,209
Other current assets	13,292	15,812
Total current assets	439,343	453,684

Long-term assets:
Property and equipment, net	42,694	39,738
Intangible assets, net	1,004,763	1,261,603
Goodwill	589,974	589,974
Other long-term assets	48,930	51,046
Total assets	$2,125,704	$2,396,045

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$66,518	$78,298
Accrued interest	63	44
Accrued expenses and other current liabilities	20,297	46,219
Total current liabilities	86,878	124,561

Long-term liabilities:
Long-term debt, less current maturities	396,866	249,066
Deferred income taxes	106,629	166,091
Other long-term liabilities	45,506	49,494
Total liabilities	635,879	589,212
See commitments and contingencies (Note 9)

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized, 104,033,175 and 103,688,071 shares issued at February 28, 2026, and August 30, 2025, respectively	1,040	1,037
Treasury stock, 13,548,075 shares and 3,957,571 shares at cost at February 28, 2026, and August 30, 2025, respectively	(319,397)	(129,337)
Additional paid-in-capital	1,353,320	1,346,687
Retained earnings	456,450	590,879
Accumulated other comprehensive loss	(1,588)	(2,433)
Total stockholders’ equity	1,489,825	1,806,833
Total liabilities and stockholders’ equity	$2,125,704	$2,396,045

The Simply Good Foods Company and Subsidiaries
Consolidated Statements of Income and Comprehensive Income
(Unaudited, dollars in thousands, except share and per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
Net sales	$326,013	$359,655	$666,211	$700,923
Cost of goods sold	222,980	229,518	453,278	440,300
Gross profit	103,033	130,137	212,933	260,623

Operating expenses:
Selling and marketing	28,167	35,078	57,844	68,072
General and administrative	34,875	36,013	72,881	74,077
Depreciation and amortization	4,309	4,148	8,942	8,308
Business transaction costs	—	177	—	820
Loss on impairment	249,000	—	249,000	—
Total operating expenses	316,351	75,416	388,667	151,277

(Loss) income from operations	(213,318)	54,721	(175,734)	109,346

Other income (expense):
Interest income	880	701	1,379	1,477
Interest expense	(5,833)	(6,338)	(10,119)	(14,199)
Gain (loss) on foreign currency transactions	190	(125)	133	(5)
Other income	60	19	136	34
Total other (expense)	(4,703)	(5,743)	(8,471)	(12,693)

(Loss) income before income taxes	(218,021)	48,978	(184,205)	96,653
Income tax (benefit) expense	(58,323)	12,231	(49,776)	21,784
Net (loss) income	$(159,698)	$36,747	$(134,429)	$74,869

Other comprehensive income:
Foreign currency translation, net of reclassification adjustments	1,067	(426)	845	(813)
Comprehensive (loss) income	$(158,631)	$36,321	$(133,584)	$74,056

(Loss) earnings per share from net (loss) income:
Basic	$(1.73)	$0.36	$(1.41)	$0.74
Diluted	$(1.73)	$0.36	$(1.41)	$0.74
Weighted average shares outstanding:
Basic	92,343,383	101,040,501	95,546,361	100,724,155
Diluted	92,343,383	101,821,229	95,546,361	101,674,934

The Simply Good Foods Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited, dollars in thousands)

	Twenty-Six Weeks Ended
	February 28, 2026	March 1, 2025
Operating activities
Net (loss) income	$(134,429)	$74,869
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	12,069	10,135
Amortization of deferred financing costs and debt discount	319	951
Stock compensation expense	7,627	8,792
Loss on impairment	249,000	—
Estimated credit losses	65	101
Unrealized (gain) loss on foreign currency transactions	(133)	5
Deferred income taxes	(59,462)	6,440
Amortization of operating lease right-of-use asset	2,978	3,369
Other	3,187	168
Changes in operating assets and liabilities:
Accounts receivable, net	41,744	(7,028)
Inventories	(25,401)	(22,445)
Prepaid expenses	1,868	(4,189)
Other current assets	2,577	(987)
Accounts payable	(11,200)	16,566
Accrued interest	19	(206)
Accrued expenses and other current liabilities	(28,454)	(19,470)
Other assets and liabilities	(4,180)	(3,804)
Net cash provided by operating activities	58,194	63,267

Investing activities
Purchases of property and equipment	(7,633)	(802)
Acquisition of business, net of cash acquired	—	1,713
Investments in intangible and other assets	—	(911)
Net cash used in investing activities	(7,633)	—

Financing activities
Proceeds from option exercises	1,056	10,136
Tax payments related to issuance of restricted stock units and performance stock units	(2,047)	(2,522)
Repurchase of common stock	(188,181)	—
Principal payments of long-term debt	—	(100,000)
Proceeds from issuance of long-term debt	150,000	—
Deferred financing costs	(2,632)	—
Net cash used in financing activities	(41,804)	(92,386)

Cash and cash equivalents
Net increase (decrease) in cash	8,757	(29,119)
Effect of exchange rate on cash	219	271
Cash at beginning of period	98,468	132,530
Cash and cash equivalents at end of period	$107,444	$103,682

Net Sales by Geographic Area and Brands

The following is a summary of revenue disaggregated by geographic area and brands:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(In thousands)	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
North America (1)
Atkins	$79,717	$108,650	$169,987	$216,818
Quest	211,442	210,771	421,785	402,708
OWYN	28,135	33,806	59,317	66,060
Total North America	319,294	353,227	651,089	685,586
International	6,719	6,428	15,122	15,337
Total net sales	$326,013	$359,655	$666,211	$700,923
(1) The North America geographic area consists of net sales substantially related to the United States and there is no individual foreign country to which more than 10% of the Company’s net sales are attributed or that is otherwise deemed individually material.

Reconciliation of EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in our industry and should not be construed as alternatives to net income as an indicator of operating performance or as alternatives to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP). Simply Good Foods defines EBITDA as net income or loss before interest income, interest expense, income tax expense, depreciation and amortization, and Adjusted EBITDA as further adjusted to exclude the following items: loss on impairment, stock-based compensation expense, business transaction costs, purchase price accounting inventory step-up, integration costs, term loan transaction fees, restructuring, and other non-core expenses. The Company believes that EBITDA and Adjusted EBITDA, when used in conjunction with net income, are useful to provide additional information to investors. Management of the Company uses EBITDA and Adjusted EBITDA to supplement net income because these measures reflect operating results of the on-going operations, eliminate items that are not directly attributable to the Company’s underlying operating performance, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics the Company’s management uses in its financial and operational decision making. The Company also believes that EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. EBITDA and Adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the non-GAAP calculation.

The following unaudited table provides a reconciliation of EBITDA and Adjusted EBITDA to its most directly comparable GAAP measure, which is net income, for the thirteen and twenty-six weeks ended February 28, 2026, and March 1, 2025:

(In thousands)	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
Net (loss) income	$(159,698)	$36,747	$(134,429)	$74,869
Interest income	(880)	(701)	(1,379)	(1,477)
Interest expense	5,833	6,338	10,119	14,199
Income tax (benefit) expense	(58,323)	12,231	(49,776)	21,784
Depreciation and amortization	5,864	5,088	12,069	10,135
EBITDA	(207,204)	59,703	(163,396)	119,510
Loss on impairment	249,000	—	249,000	—
Stock-based compensation expense	4,544	4,948	7,627	8,792
Business transaction costs	—	177	—	820
Inventory step-up	—	438	—	1,412
Integration expense (1)	4,703	1,955	10,621	6,886
Term loan transaction fees	202	715	3,030	715
Restructuring and other costs	4,524	—	4,524	—
Other (2)	(259)	65	(272)	(66)
Adjusted EBITDA	$55,510	$68,001	$111,134	$138,069
(1) Includes one-time effects from actions taken to mitigate OWYN product quality issues. (2) Other items consist principally of exchange impact of foreign currency transactions and other expenses.

Reconciliation of Adjusted Diluted Earnings Per Share

Adjusted Diluted Earnings per Share. Adjusted Diluted Earnings per Share is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to diluted earnings per share as an indicator of operating performance. Simply Good Foods defines Adjusted Diluted Earnings Per Share as diluted earnings per share before loss on impairment, stock-based compensation expense, business transaction costs, purchase price accounting inventory step-up, integration costs, restructuring, and term loan transaction fees on a theoretical tax effected basis of such adjustments. The tax effect of such adjustments to Adjusted Diluted Earnings Per Share is calculated by applying an overall assumed statutory tax rate to each gross adjustment as shown in the reconciliation to Adjusted EBITDA, as previously defined. The assumed statutory tax rate reflects a normalized effective tax rate estimated based on assumptions regarding the Company's statutory and effective tax rate for each respective reporting period, including the current and deferred tax effects of each adjustment, and is adjusted for the effects of tax reform, if any. The Company consistently applies the overall assumed statutory tax rate to periods throughout each fiscal year and reassesses the overall assumed statutory rate on annual basis. The Company believes that the inclusion of these supplementary adjustments in presenting Adjusted Diluted Earnings per Share, when used in conjunction with diluted earnings per share, are appropriate to provide additional information to investors, reflects more accurately operating results of the on-going operations, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to the key metrics the Company uses in its financial and operational decision making. The Company also believes that Adjusted Diluted Earnings per Share is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Adjusted Diluted Earnings per Share may not be comparable to other similarly titled captions of other companies due to differences in the non-GAAP calculation.

The following unaudited tables below provide a reconciliation of Adjusted Diluted Earnings Per Share to its most directly comparable GAAP measure, which is diluted earnings per share, for the thirteen and twenty-six weeks ended February 28, 2026, and March 1, 2025:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
Diluted (loss) earnings per share	$(1.73)	$0.36	$(1.41)	$0.74

Depreciation and amortization	0.06	0.05	0.13	0.10
Loss on impairment	2.70	—	2.61	—
Stock-based compensation expense	0.05	0.05	0.08	0.09
Business transaction costs	—	—	—	0.01
Inventory step-up	—	—	—	0.01
Integration expense	0.05	0.02	0.11	0.07
Term loan transaction fees	—	0.01	0.03	0.01
Restructuring and other costs	0.05	—	0.05	—
Tax effects of adjustments (1)	(0.73)	(0.03)	(0.75)	(0.07)
Rounding (2)	—	—	(0.01)	(0.01)
Adjusted diluted earnings per share	$0.45	$0.46	$0.84	$0.95
(1) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. The tax effect of each adjustment is computed (i) by dividing the gross amount of the adjustment, as shown in the Adjusted EBITDA reconciliation, by the number of diluted weighted average shares outstanding for the applicable fiscal period and (ii) applying an overall assumed statutory tax rate of 25% for the thirteen and twenty-six week periods ended February 28, 2026, as well as the thirteen and twenty-six week periods ended March 1, 2025.

(2) Adjusted Diluted Earnings Per Share amounts are computed independently for each quarter. Therefore, the sum of the quarterly Adjusted Diluted Earnings Per Share amounts may not equal the year to date Adjusted Diluted Earnings Per Share amounts due to rounding.

Reconciliation of Net Debt to Adjusted EBITDA

Net Debt to Adjusted EBITDA. Net Debt to Adjusted EBITDA is a non-GAAP financial measure which Simply Good Foods defines as the total debt outstanding under our credit agreement with Barclays Bank PLC and other parties (“Credit Agreement”), reduced by cash and cash equivalents, and divided by the trailing twelve months of Adjusted EBITDA, as previously defined.

The following unaudited table below provides a reconciliation of Net Debt to Adjusted EBITDA as of February 28, 2026:

(In thousands)	February 28, 2026
Net Debt:
Total debt outstanding under the Credit Agreement	$400,000
Less: cash and cash equivalents	(107,444)
Net Debt as of February 28, 2026	$292,556

Trailing twelve months Adjusted EBITDA:
Add: Adjusted EBITDA for the twenty-six weeks ended February 28, 2026	$111,134
Add: Adjusted EBITDA for the fiscal year ended August 30, 2025	278,162
Less: Adjusted EBITDA for the twenty-six weeks ended March 1, 2025	(138,069)
Trailing twelve months Adjusted EBITDA as of February 28, 2026	$251,227

Net Debt to Adjusted EBITDA	1.2	x